UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2018

Retail Value Inc.

(Exact name of registrant as specified in charter)

Ohio	1-38517	82-4182996
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 755-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 1, 2018 (the “Spin Off Date”), DDR Corp. (“DDR”) and Retail Value Inc. (the “Company”) completed the previously announced spin off of RVI (the “Spin Off”). RVI is now an independent public company listed on the New York Stock Exchange (the “NYSE”) under the symbol “RVI.”

The Company filed a Registration Statement on Form 10 with the Securities and Exchange Commission that was declared effective on June 22, 2018 (the “Registration Statement”). The Company’s Information Statement (the “Information Statement”), which was filed as Exhibit 99.1 to the Registration Statement, describes for holders of DDR common shares (the “Holders”) the details of the Spin Off. The Information Statement was mailed to Holders beginning on June 28, 2018.

Spin Agreements

On July 1, 2018, DDR and the Company entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”), to effect the Spin Off and provide a framework for certain aspects of the Company’s relationship with DDR after the Spin Off. Pursuant to the Separation and Distribution Agreement, among other things, DDR agreed to transfer certain assets, liabilities and obligations to the Company and to distribute 100% of the outstanding common shares of the Company, par value $0.10 (the “Common Shares”), to Holders of record as of the close of business on June 26, 2018. On the Spin Off Date, each Holder received one Common Share for every ten DDR common shares held by such Holders. Following the Spin Off, DDR will continue to hold the Company’s series A preferred shares, the terms of which are summarized in the section entitled “Description of Preferred Shares-Series A Preferred Shares” of the Information Statement, which section is incorporated herein by reference.

The Separation and Distribution Agreement, together with the Tax Matters Agreement, dated as of July 1, 2018, by and between DDR and the Company, and the External Management Agreement, dated as of July 1, 2018 (the “External Management Agreement”), by and between DDR Asset Management LLC and the Company, will primarily govern the relationship between the Company and DDR. Summaries of each of these agreements are provided in the sections entitled “The Company’s Separation from DDR,” “The Company’s Manager and the Management Agreements” and “Certain Relationships and Related Transactions” of the Information Statement, which sections are incorporated by reference herein. Such summaries are qualified in their entirety by reference to the full text of the agreements, which are attached hereto as Exhibits 2.1, 10.1 and 10.2, respectively.

Indemnification Agreements

On June 30, 2018, the Company entered into indemnification agreements (the “Indemnification Agreements”) with Barry A. Sholem, Gary N. Boston and Henrie W. Koetter, each of whom are directors (a “Director”) on the Company’s board of directors (the “Board”). The Indemnification Agreements require the Company to indemnify those individuals to the maximum extent permitted by Ohio law. A summary of these agreements is provided in the section entitled “Certain Relationships and Related Transactions” of the Information Statement, which section is incorporated by reference herein. Such summary is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is attached hereto as Exhibit 10.3.

Credit Agreement

On July 2, 2018, the Company entered into a Credit Agreement (the “Revolving Credit Agreement”), among the Company, the lenders named therein and PNC Bank, National Association, as administrative agent (“PNC”). The Revolving Credit Agreement provides for borrowings of up to $30,000,000. Borrowings under the Revolving Credit Agreement may be used by the Company for general corporate purposes and working capital. The Company’s borrowings under the Revolving Credit Agreement bear interest at variable rates at the Company’s election, based on either (i) LIBOR plus a specified spread ranging from 1.05% to 1.50% depending on the Company’s Leverage Ratio (as defined in the Revolving Credit Agreement) or (ii) the Alternate Base Rate (as defined in the Revolving Credit Agreement) plus a specified spread ranging from 0.05% to 0.50% depending on the Company’s Leverage Ratio. The Company is also required to pay a facility fee on the aggregate revolving commitments at a rate per annum that ranges from 0.15% to 0.30% depending on the Company’s Leverage Ratio.

The Revolving Credit Agreement matures on the earliest to occur of (i) February 9, 2021, (ii) the date on which the External Management Agreement is terminated, (iii) the date on which DDR Asset Management, LLC or another wholly-owned subsidiary of DDR ceases to be the “Service Provider” under the External Management Agreement as a result of assignment or operation of law or otherwise, and (iv) the date on which the principal amount outstanding under the Company’s $1.35 billion mortgage loan is repaid or refinanced.

The affirmative covenants include, but are not limited to: payment of taxes; maintenance of properties; maintenance of insurance; compliance with laws; tangible net worth; and conduct of business.

The negative covenants include, but are not limited to, restrictions on the ability of the Company (and its wholly-owned subsidiaries): to contract, create, incur, assume or suffer to exist indebtedness except in certain circumstances; to create, incur, assume or suffer to exist liens on properties except in certain circumstances; to make or pay dividends or distributions on the Company’s common stock during the existence of a default; to merge, liquidate, dissolve or to dispose of all or substantially all of the Company’s assets subject to certain exceptions; and to deal with any affiliate except on fair and reasonable arm’s length terms.

Upon the occurrence of certain customary events of default, the Company’s obligations under the Revolving Credit Agreement may be accelerated and the lending commitments thereunder terminated. The Company may not borrow under the Revolving Credit Agreement, and a Default (as defined therein) occurs under the Revolving Credit Agreement, if there is a “Default” under DDR’s corporate credit facility with JPMorgan Chase Bank, N.A., DDR’s corporate credit facility with Wells Fargo Bank, National Association or DDR’s corporate credit facility with PNC Bank, National Association. Additionally, the Company may not borrow under the Revolving Credit Agreement if there is a “Default” under the Revolving Credit Agreement or an “Event of Default” under the Company’s $1.35 billion mortgage loan or if the External Management Agreement is no longer in full force and effect or if the Company has delivered or received a notice of termination or a notice of default under the External Management Agreement.

The Company’s obligations under the Revolving Credit Agreement are guaranteed by DDR pursuant to a Continuing Agreement of Guaranty and Suretyship, dated as of July 2, 2018 (the “Guaranty”), by DDR in favor of PNC.

The foregoing description of the Revolving Credit Agreement is qualified in its entirety by reference to Exhibit 10.4.

Certain of the banks and financial institutions that are parties to the Revolving Credit Agreement and their respective affiliates have in the past provided and may from time to time continue to provide investment banking, commercial banking and other financial services, to the Company in the ordinary course of business for which they have received and will receive customary compensation. In the ordinary course of business, such banks and financial institutions and their respective affiliates may participate in loans and actively trade the debt and equity securities of the Company for their own account or for the accounts of customers and, accordingly, such banks and financial institutions and their respective affiliates may at any time hold long or short positions in such securities.

Guaranty Fee and Reimbursement Letter Agreement

On July 2, 2018, the Company entered into a guaranty fee and reimbursement letter agreement with DDR pursuant to which the Company agrees to pay to DDR the following amounts: (i) on July 2, 2018 and on each anniversary thereafter, a guaranty commitment fee of 0.20% of the aggregate commitments under the Revolving Credit Agreement, (ii) for all times other than those referenced in clause (iii) below, when any amounts are outstanding under the Revolving Credit Agreement, an amount equal to 5.00% per annum times the average aggregate outstanding daily principal amount of such loans plus the aggregate stated average daily amount of outstanding letters of credit and (iii) in the event DDR pays any of the obligations to PNC in accordance with the Guaranty and the Company fails to reimburse such amount within three business days, an amount in cash equal to the amount of such paid obligations plus default interest which will accrue from the date of such payment by DDR until repaid by the Company at a rate per annum equal to the sum of the LIBOR rate plus 8.50%. The foregoing description of the guaranty fee and reimbursement letter agreement is qualified in its entirety by reference to Exhibit 10.5.

Waiver Agreement

On July 1, 2018, the Company entered into a waiver agreement with Mr. Alexander Otto (the “Waiver Agreement”) pursuant to which the Company waived the related party limit contained in its Articles of Incorporation that would otherwise have prohibited the Otto Family (as defined in the Information Statement), and other persons who may be deemed to have constructive ownership of Common Shares owned by the Otto Family, from constructively owning more than 9.8% of the Common Shares. A summary of this agreement is provided in the section entitled “Certain U.S. Federal Income Tax Considerations” of the Information Statement, which section is incorporated by reference herein. Such summary is qualified in its entirety by reference to the full text of the Waiver Agreement, which is attached hereto as Exhibit 10.6.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms of the direct financial obligations are summarized in Item 1.01 of this Form 8-K and are incorporated herein by this reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On June 30, 2018, the Company issued 1,000 series A preferred shares to DDR. The offer and sale of the series A preferred shares was not registered under the Securities Act of 1933, as amended, in reliance on the exemption from registration provided by Section 4(a)(2) as there was no general solicitation and the issuance did not involve a public offering.

Item 5.01.	Changes in Control of Registrant.

The disclosures set forth in Item 1.01 are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2018, the Board adopted the 2018 Director Compensation Program (the “Program”) and approved grants to each of the Directors of restricted share units in the Company valued at $275,000 (half of this award granted on each of July 2, 2018 and July 31, 2018) which will generally vest in three annual installments on July 2, 2019, 2020 and 2021 of $75,000, $100,000 and $100,000 (subject to certain conditions related to the Director’s continued service) or, if earlier, upon a change of control of the Company or termination of the Director due to death or disability.

A summary of the Program is provided in the section entitled “Management” of the Information Statement, which section is incorporated by reference herein. Such summary is qualified in its entirety by the form of restricted share units agreement, which is filed as Exhibit 10.7 hereto.

Item 5.03.	Amendments of Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 28, 2018, DDR, as sole shareholder of the Company, approved the amendment and restatement of the Amended and Restated Articles of Incorporation of the Company (as amended and restated, the “Articles”) to permit the Board to grant a waiver of the Ownership Limit (as defined in Division A of the Articles) with respect to Series A Preferred Shares to any Person, including an individual for purposes of Section 542(a)(2) of the Internal Revenue Code of 1986, as amended (an “Individual”), provided that no Individual’s Beneficial Ownership of Series A Preferred Shares (as each capitalized term is defined in the applicable sections of the Articles), as the case may be, would cause the Company to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code of 1986, as amended. Such summary is qualified in its entirety by reference to the full text of the Articles, which is attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Separation and Distribution Agreement by and between DDR Corp. and Retail Value Inc., dated July 1, 2018

3.1	Second Amended and Restated Articles of Incorporation of Retail Value Inc., dated June 28, 2018

10.1	Tax Matters Agreement by and between DDR Corp. and Retail Value Inc., dated July 1, 2018

10.2	External Management Agreement by and between Retail Value Inc. and DDR Asset Management LLC, dated July 1, 2018

10.3	Form of Indemnification Agreement

10.4	Credit Agreement, among Retail Value Inc., the lenders named therein and PNC Bank, National Association, as administrative agent, dated July 2, 2018

10.5	Guaranty Fee and Reimbursement Letter Agreement by and between Retail Value Inc. and DDR Corp., dated July 2, 2018

10.6	Waiver Agreement by and between Mr. Alexander Otto and Retail Value Inc., dated July 1, 2018

10.7	Form of Restricted Share Units Agreement (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form 10, as filed with the Securities and Exchange Commission on June 4, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Value Inc.

By:	/s/ David R. Lukes
Name: David R. Lukes Title: President and Chief Executive Officer

Date: July 2, 2018